Exhibit 99.1

News Release – April 25, 2019

CubeSmart Reports First Quarter 2019 Results

MALVERN, PA -- (Marketwired) – April 25,  2019 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three months ended March 31, 2019.

“First quarter results represent a solid start to the year,” commented President and Chief Executive Officer Christopher P. Marr.  “We continue to experience broad-based customer demand across our portfolio. With a solid U.S. economy, high employment and low interest rates, consumer confidence remains elevated and creates a positive environment for our product as we enter the prime rental season.”

Key Highlights for the Quarter

•	Reported earnings per share (“EPS”) attributable to the Company’s common shareholders of $0.19.
•	Reported funds from operations (“FFO”) per share, as adjusted, of $0.40, representing a year-over-year increase of 2.6%.
•	Increased same-store (468 stores) net operating income (“NOI”) 2.8% year-over-year, driven by 2.6% revenue growth and a 2.2% increase in property operating expenses.
•	Same-store occupancy during the quarter averaged 91.5% and ended the quarter at 92.1%.
•	Closed on one property acquisition totaling $22.0 million.
•	Sold 0.8 million common shares at an average sales price of $32.20 per share, resulting in net proceeds of $24.6 million.
•	Issued $350.0 million of unsecured senior notes in fifth public bond offering.
•	Added 46 stores to our third-party management platform during the quarter, bringing our total third-party managed store count to 619.

Financial Results

Net income attributable to the Company’s common shareholders was $35.5 million for the first quarter of 2019, compared with $34.4 million for the first quarter of 2018. EPS attributable to the Company’s common shareholders was $0.19 for the three months ending March 31, 2019 and 2018.

FFO, as adjusted, was $75.5 million for the first quarter of 2019, compared with $71.5 million for the first quarter of 2018. FFO per share, as adjusted, increased 2.6% to $0.40 for the first quarter of 2019, compared with $0.39 for the same period last year.

Investment Activity

Acquisition Activity

During the quarter ended March 31, 2019, the Company acquired one store in Maryland for $22.0 million. As of March 31, 2019, the Company had three properties under contract, located in Florida (2) and New Jersey (1), for $67.5 million that are expected to close between the second quarter of 2019 and the first quarter of 2020.

First Quarter 2019	Page 1

Unconsolidated Joint Venture Activity

Subsequent to quarter end, the Company’s real estate venture, HVP IV, acquired one property located in Florida for $10.7 million. HVP IV has six additional properties under contract, located in Pennsylvania (1) and Texas (5), for $102.5 million that are expected to close during 2019.

Development Activity

As of March 31, 2019, the Company had seven joint venture development properties under construction. The Company anticipates investing a total of $183.3 million related to these projects and had invested $99.6 million of that total as of March 31, 2019. These stores are located in New York (3), Massachusetts (2), New Jersey (1), and Virginia (1). Subsequent to quarter end, the Company opened for operation the property in New Jersey and one of the properties in New York for a total investment of $70.4 million. The remaining five properties are expected to open at various times between the second quarter of 2019 and the first quarter of 2021.

Third-Party Management

During the quarter ended March 31, 2019, the Company added 46 stores to its third-party management program.

As of March 31, 2019, the Company’s third-party management program included 619 stores totaling 40.3 million square feet.

Same-Store Results

The Company’s same-store portfolio at March 31, 2019 included 468 stores containing approximately 32.4 million rentable square feet, or approximately 93.6% of the aggregate rentable square feet of the Company’s 494 owned stores.  These same-store properties represented approximately 95.3% of property net operating income for the quarter ended March 31, 2019.

Same-store physical occupancy at period end was 92.1% for the three months ending March 31, 2019 and 2018.  Same-store revenues for the first quarter of 2019 increased 2.6% while same-store operating expenses increased 2.2% from the same quarter in 2018. As a result, same-store net operating income increased 2.8%, as compared with the same period in 2018.

Operating Results

As of March 31, 2018, the Company’s total owned portfolio included 494 stores containing 34.7 million rentable square feet with physical occupancy of 90.2%.

Total revenues increased $10.0 million and property operating expenses increased $2.7 million in the first quarter of 2019, as compared with the same period in 2018.  Increases in revenues were primarily attributable to increased net effective rents in the same-store portfolio as well as revenues generated from property acquisitions and recently opened development properties. Increases in property operating expenses were primarily attributable to a $0.9 million increase in same-store expenses primarily due to higher property taxes and $1.7 million of increased expenses associated with newly acquired or developed stores.

Interest expense increased from $15.2 million during the three months ended March 31, 2018 to $17.5 million during the three months ended March 31, 2019, an increase of $2.3 million. The increase is attributable to a higher amount of outstanding debt and higher interest rates during the 2019 period. To fund a portion of the Company’s growth, the average debt balance during the three months ended March 31, 2019 increased

First Quarter 2019	Page 2

approximately $130 million from the same period in 2018 from $1,681 million to $1,811 million. The weighted average effective interest rate on our outstanding debt increased from 3.87% for the three months ended March 31, 2018 to 4.10% for the three months ended March 31, 2019.

Financing Activity

On January 30, 2019, the Operating Partnership issued $350.0 million in aggregate principal amount of unsecured senior notes due February 15, 2029 which bear interest at a rate of 4.375% per annum (the “2029 Notes”). The 2029 Notes were priced at 99.356% of the principal amount to yield 4.455% to maturity. Net proceeds from the offering were used to repay all of the outstanding indebtedness under the Company’s $200.0 million unsecured term loan portion of its credit facility that was scheduled to mature in January 2019. The remaining proceeds from the offering were used to repay a portion of the outstanding indebtedness under the revolving portion of the Company’s credit facility.

During the first quarter, the Company sold 0.8 million common shares of beneficial interest through its “at-the-market” equity program (“ATM”) at an average sales price of $32.20 per share, resulting in net proceeds of $24.6 million, after deducting offering costs. As of March 31, 2019, the Company had 9.7 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On February 19, 2019, the Company declared a dividend of $0.32 per common share. The dividend was paid on April 15, 2019 to common shareholders of record on April 1, 2019.

2019 Financial Outlook

“With our January issuance of $350 million of senior unsecured notes and subsequent repayment of our $200 million term loan due in 2019, we increased our weighted average debt maturity to 5.8 years,” commented Chief Financial Officer Tim Martin. “We remain disciplined in our strategy to fund the Company’s acquisition and value creation investment pipeline utilizing a balance of cash flow, equity proceeds and unsecured borrowings in a manner consistent with our investment grade ratings.”

The Company is adjusting its previously issued estimates and now expects that its fully diluted FFO per share, as adjusted, for 2019 will be between $1.65 and $1.69 (previously between $1.64 and $1.69), and that its fully diluted earnings per share for the period will be between $0.85 and $0.89 (previously $0.84 and $0.89). Due to uncertainty related to the timing and terms of transactions, the impact of any potential future speculative investment activity is excluded from guidance.  For 2019, the same store pool consists of 468 properties totaling 32.4 million square feet.

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	Current Ranges for
2019 Full Year Guidance Range Summary	Annual Assumptions			Prior Guidance(1)
Same-store revenue growth	1.50%	to	2.50%	1.50%	to	2.50%
Same-store expense growth	3.0%	to	4.0%	3.0%	to	4.0%
Same-store NOI growth	1.00%	to	2.25%	1.00%	to	2.25%

Acquisition of wholly-owned operating properties	$75.0M	to	$150.0M	$75.0M	to	$150.0M
Acquisition of properties at C/O	$0		$0	$0		$0
New development openings	$129.4M		$129.4M	$129.4M		$129.4M
Dispositions	$0	to	$50.0M	$0	to	$50.0M
Dilution from properties in lease-up	$(0.09)	to	$(0.10)	$(0.09)	to	$(0.10)

Property management fee income	$22.0M	to	$24.0M	$22.0M	to	$24.0M
General and administrative expenses	$38.5M	to	$39.5M	$38.5M	to	$39.5M
Interest and loan amortization expense	$76.5M	to	$78.5M	$76.5M	to	$78.5M
Weighted average shares and units	190.8M		190.8M	190.0M		190.0M

Earnings per diluted share allocated to common shareholders	$0.85	to	$0.89	$0.84	to	$0.89
Plus: real estate depreciation and amortization	$0.80		$0.80	$0.80		$0.80
FFO per diluted share, as adjusted	$1.65	to	$1.69	$1.64	to	$1.69

(1) Prior guidance as included in our fourth quarter earnings release dated February 21, 2019.

2nd Quarter 2019 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.21	to	$0.22
Plus: real estate depreciation and amortization	0.20		0.20
FFO per diluted share, as adjusted	$0.41	to	$0.42

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, April 26, 2019 to discuss financial results for the three months ended March 31, 2019.

A live webcast of the conference call will be available online from the investor relations page of the Company's corporate website at www.cubesmart.com. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: http://dpregister.com/10130050.

Telephone participants who are unable to pre-register for the conference call may join on the day of the call using 1-877-506-3281 for domestic callers, +1-412-902-6677 for international callers, or 1-855-669-9657 for callers in Canada. After the live webcast, the call will remain available on CubeSmart's website for 30 days. In addition, a telephonic replay of the call will be available through May 26, 2019. The replay numbers are 1-877-344-7529 for domestic callers, +1-412-317-0088 for international callers, and 1-855-669-9658 for callers in Canada. For callers accessing a telephonic replay, the conference number is 10130050.

First Quarter 2019	Page 4

Supplemental operating and financial data as of March 31, 2019 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust. The Company's self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2019 Self-Storage Almanac, CubeSmart is one of the top three owners and operators of self-storage properties in the United States.

Non-GAAP Financial Measures

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended and restated, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company's stores. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because FFO excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains from remeasurement of investments in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of the Company’s ability to make cash distributions. The Company believes that to further understand its performance, FFO should be compared with its reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in its Consolidated Financial Statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which the Company believes are not indicative of the Company’s operating results.

The Company defines net operating income, which it refers to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense – early repayment of debt, acquisition related costs, equity in losses of real estate ventures, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income (loss): gains from sale of real estate, net, other income, gains from remeasurement of investments in real estate ventures and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

First Quarter 2019	Page 5

Management uses NOI as a measure of operating performance at each of its stores, and for all of its stores in the aggregate. NOI should not be considered as a substitute for net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP. The Company believes NOI is useful to investors in evaluating operating performance because it is one of the primary measures used by management and store managers to evaluate the economic productivity of the Company’s stores, including the ability to lease stores, increase pricing and occupancy, and control property operating expenses. Additionally, NOI helps the Company’s investors meaningfully compare the results of its operating performance from period to period by removing the impact of its capital structure (primarily interest expense on outstanding indebtedness) and depreciation of the basis in its assets from operating results.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. As a result, you should not rely on or construe any forward-looking statements in this presentation, or which management or persons acting on their behalf may make orally or in writing from time to time, as predictions of future events or as guarantees of future performance. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation or as of the dates otherwise indicated in such forward-looking statements. All of our forward-looking statements, including those in this presentation, are qualified in their entirety by this statement.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this presentation. Any forward-looking statements should be considered in light of the risks and uncertainties referred to in Item 1A. “Risk Factors” in our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission (“SEC”). These risks include, but are not limited to, the following:

•adverse changes in the national and local economic, business, real estate and other market conditions;

•the effect of competition from existing and new self-storage properties on our ability to maintain or raise occupancy and rental rates;

•the execution of our business plan;

•reduced availability and increased costs of external sources of capital;

•financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•increases in interest rates and operating costs;

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•counterparty non-performance related to the use of derivative financial instruments;

•risks related to our ability to maintain our qualification as a real estate investment trust (“REIT”) for federal income tax purposes;

•failure of acquisitions and developments to close on expected terms, or at all, or to perform as expected;

•increases in taxes, fees, and assessments from state and local jurisdictions;

•the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•reductions in asset valuations and related impairment charges;

•security breaches or a failure of our networks, systems or technology, which could adversely impact our business, customer and employee relationships;

•changes in real estate and zoning laws or regulations;

•risks related to natural disasters or acts of violence, terrorism, or war that affect the markets in which we operate;

•potential environmental and other liabilities;

•  uninsured losses and the ability to obtain insurance coverage against risks and losses;

•  the ability to attract and retain talent in the current labor market;

•other factors affecting the real estate industry generally or the self-storage industry in particular; and

•other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports that we file with the SEC or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Charles Place

Director, Investor Relations

(610) 535-5700

First Quarter 2019	Page 7

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2019	2018
	(unaudited)

ASSETS
Storage properties	$4,489,732	$4,463,455
Less: Accumulated depreciation	(884,941)	(862,487)
Storage properties, net (including VIE assets of $248,805 and $330,986, respectively)	3,604,791	3,600,968
Cash and cash equivalents	3,533	3,764
Restricted cash	3,008	2,718
Loan procurement costs, net of amortization	793	963
Investment in real estate ventures, at equity	94,092	95,796
Other assets, net	107,972	48,763
Total assets	$3,814,189	$3,752,972

LIABILITIES AND EQUITY
Unsecured senior notes, net	$1,488,692	$1,143,524
Revolving credit facility	96,145	195,525
Unsecured term loans, net	99,861	299,799
Mortgage loans and notes payable, net	107,414	108,246
Accounts payable, accrued expenses and other liabilities	168,174	149,914
Distributions payable	60,978	60,627
Deferred revenue	23,485	22,595
Security deposits	466	474
Total liabilities	2,045,215	1,980,704

Noncontrolling interests in the Operating Partnership	60,414	55,819

Commitments and contingencies

Equity
Common shares $.01 par value, 400,000,000 shares authorized, 188,137,137 and 187,145,103 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	1,881	1,871
Additional paid-in capital	2,519,750	2,500,751
Accumulated other comprehensive loss	(789)	(1,029)
Accumulated deficit	(823,473)	(791,915)
Total CubeSmart shareholders’ equity	1,697,369	1,709,678
Noncontrolling interests in subsidiaries	11,191	6,771
Total equity	1,708,560	1,716,449
Total liabilities and equity	$3,814,189	$3,752,972

First Quarter 2019	Page 8

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended March 31,
	2019	2018

REVENUES
Rental income	$131,592	$124,161
Other property related income	15,675	14,247
Property management fee income	5,578	4,469
Total revenues	152,845	142,877
OPERATING EXPENSES
Property operating expenses	51,425	48,754
Depreciation and amortization	38,442	34,966
General and administrative	9,147	8,744
Total operating expenses	99,014	92,464
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(17,517)	(15,155)
Loan procurement amortization expense	(624)	(579)
Equity in earnings (losses) of real estate ventures	261	(184)
Other	(165)	304
Total other expense	(18,045)	(15,614)
NET INCOME	35,786	34,799
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(358)	(383)
Noncontrolling interest in subsidiaries	70	7
NET INCOME ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$35,498	$34,423

Basic earnings per share attributable to common shareholders	$0.19	$0.19
Diluted earnings per share attributable to common shareholders	$0.19	$0.19

Weighted-average basic shares outstanding	187,253	182,274
Weighted-average diluted shares outstanding	187,984	183,222

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Same-Store Facility Results (468 stores)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three Months Ended
	March 31,		Percent
	2019	2018	Change

REVENUES
Rental income	$124,247	$121,177	2.5%
Other property related income	12,985	12,576	3.3%
Total revenues	137,232	133,753	2.6%

OPERATING EXPENSES
Property taxes	15,321	14,704	4.2%
Personnel expense	11,293	10,955	3.1%
Advertising	1,745	1,755	(0.6)%
Repair and maintenance	1,565	1,542	1.5%
Utilities	4,016	4,258	(5.7)%
Property insurance	717	695	3.2%
Other expenses	6,338	6,190	2.4%

Total operating expenses	40,995	40,099	2.2%

Net operating income (1)	$96,237	$93,654	2.8%

Gross margin	70.1%	70.0%

Period end occupancy (2)	92.1%	92.1%

Period average occupancy (3)	91.5%	91.5%

Total rentable square feet	32,449

Realized annual rent per occupied square foot (4)	$16.74	$16.32	2.6%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$96,237	$93,654
Non same-store net operating income (1)	4,711	1,656
Indirect property overhead (5)	472	(1,187)
Depreciation and amortization	(38,442)	(34,966)
General and administrative expense	(9,147)	(8,744)
Interest expense on loans	(17,517)	(15,155)
Loan procurement amortization expense	(624)	(579)
Equity in earnings (losses) of real estate ventures	261	(184)
Other	(165)	304

Net income	$35,786	$34,799

(1)	Net operating income (“NOI”) in a non-GAAP (generally accepted accounting principles) financial measure. The above table reconciles same-store NOI to GAAP Net income.
(2)	Represents occupancy at March 31 of the respective year.
(3)	Represents the weighted average occupancy for the period.

(4)Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)Includes property management income earned in conjunction with managed properties.

First Quarter 2019	Page 10

Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2019	2018

Net income attributable to the Company's common shareholders	$35,498	$34,423

Add:
Real estate depreciation and amortization:
Real property	37,726	34,259
Company's share of unconsolidated real estate ventures	1,944	2,418
Noncontrolling interests in the Operating Partnership	358	383

FFO attributable to common shareholders and OP unitholders (1)	$75,526	$71,483

Earnings per share attributable to common shareholders - basic	$0.19	$0.19
Earnings per share attributable to common shareholders - diluted	$0.19	$0.19
FFO per share and unit - fully diluted	$0.40	$0.39
FFO, as adjusted per share and unit - fully diluted	$0.40	$0.39

Weighted-average basic shares outstanding	187,253	182,274
Weighted-average diluted shares outstanding	187,984	183,222
Weighted-average diluted shares and units outstanding	189,911	185,212

Dividend per common share and unit	$0.32	$0.30
Payout ratio of FFO, as adjusted	80.0%	76.9%

(1)

There were no adjustments from FFO attributable to common shareholders and OP unitholders to FFO, as adjusted, attributable to common shareholders and OP unitholders for the three months ended March 31, 2019 and 2018.

First Quarter 2019	Page 11